UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2010
Robbins & Myers, Inc.
(Exact name of Registrant as specified in its charter)

Ohio	001-13651	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Plum St., Suite 260, Dayton, Ohio	45440

(Address of principal executive offices)	(Zip code)
937-458-6600
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
1. Amendment of 2004 Stock Incentive Plan As Amended.
On October 5, 2010, upon recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Robbins & Myers, Inc. (the “Company”), the Board of Directors approved an amendment to the Robbins & Myers, Inc. 2004 Stock Incentive Plan As Amended (the “Plan”). The Plan provides that unvested stock options granted under the Plan will vest upon a change of control of the Company, as defined in the Plan, and the Compensation Committee can take certain actions upon a change of control with respect to other equity awards outstanding under the Plan. The amendment changes the circumstances under which a change of control will be deemed to occur for purposes of the Plan. Prior to the amendment, a change of control would have occurred under the Plan upon the approval by the shareholders of the Company of a merger or consolidation of the Company unless the voting shares of the Company outstanding prior to the merger or consolidation continued to represent at least 80% of the voting power of the Company or surviving entity following the merger or consolidation. As amended, a change of control will occur upon the consummation of a merger or consolidation of the Company unless the voting shares of the Company outstanding prior to the merger or consolidation continue to represent at least 50% of the voting power of the Company or surviving entity following the merger or consolidation. The foregoing description is qualified in its entirety by reference to the Plan, which is attached as Exhibit 10.1 to this Report.
2. Award Agreements.
On October 5, 2010, in connection with its annual equity grants to employees, the Compensation Committee approved new forms of Award Agreements for grants of performance shares, restricted share units (“RSUs”), and stock options granted under the Plan.
     A. New Form of Restricted Share Unit Award Agreement. Under the new Award Agreement for RSUs, each RSU award vests one-third per year over the three year period following the date of grant. One common share of the Company is issued for each vested RSU upon the earlier of termination of employment, the expiration of the three year vesting period, or a change of control (as defined in Section 409A of the Internal Revenue Code). Dividend equivalents are paid at the time and in an amount equal to cash dividends paid by the Company to its shareholders. All unvested RSUs vest upon the occurrence of a change of control (as defined in the Plan), upon the employee’s death, disability or retirement, or to the extent provided in an employment agreement between the Company and the employee, upon termination of employment without cause (as defined in the employment agreement) or resignation by the recipient for good reason (as defined in the employment agreement). In all other circumstances, all unvested RSUs are forfeited upon termination of employment. The foregoing description is qualified in its entirety by reference to the form of Restricted Share Unit Award Agreement, which is attached as Exhibit 10.2 to this Report.
     B. New Form of Stock Option Award Agreement. The new form of Award Agreement for stock options provides for vesting of stock option awards one-third per year over the three year period following the date of grant. Following termination of employment, vested options may be exercised (i) within 30 days, unless termination of employment was due to death, disability or retirement, or gross misconduct (as defined in the Plan), (ii) within one year of early retirement (as defined in the Plan), or (iii) within three years, if termination of employment was due to normal retirement (as defined in the Plan), death or disability. In the event of a change of control (as defined in the Plan), the option becomes fully exercisable and vested. The foregoing description is qualified in its entirety by reference to the form of Option Award Agreement, which is attached as Exhibit 10.3 to this Report.
     C. New Forms of Performance Share Award Agreement. Two new forms of Award Agreements for Performance Shares were approved by the Compensation Committee. The forms of Agreement are the same except for the timing of payouts for purposes of compliance with Section 409A of the Internal Revenue Code. Each performance share represents the right to receive one common share of the Company on August 31, 2013 if certain performance goals for the fiscal year ending August 31, 2011 (“FY2011”) are met. The performance shares are awarded based on target performance and are adjusted based on actual performance for FY2011. Dividend equivalents are paid in common shares on August 31, 2013. If a change of control (as defined in the Plan) occurs during FY2011, the performance shares vest at the higher of (i) the amount that would have been earned based on the Company’s performance as of the end of the fiscal quarter immediately preceding the change of control or (ii) the target number of performance shares, and are paid out upon the change of control. If a change of control occurs after FY2011 but prior to August 31, 2013, the performance shares earned for FY2011 become fully vested and are paid out upon the change of control.
Upon termination of employment due to death or disability during FY2011, the performance shares vest at the higher of (i) the amount that would have been earned based on the Company’s actual performance through the immediately preceding fiscal quarter or (ii) the target number of performance shares. If the employee retires during FY2011, the employee earns a pro rata number of performance shares based on the actual performance of the Company. If the employee retires, becomes disabled or dies after FY2011 but prior to August 31, 2013, the number of performance shares earned fully vest.
The timing of the payouts are slightly different in the form of Award Agreement for Mr. Wallace in order to comply with Section 409A. The form of Award Agreement for Mr. Wallace also provides for vesting of the performance shares upon termination of employment without cause or resignation for good reason to the extent provided in Mr. Wallace’s employment agreement.
The foregoing description is qualified in its entirety by reference to the Performance Share Award Agreements attached as Exhibits 10.4 and 10.5 to this Report.
3. Clawback Policy.
On October 5, 2010, upon recommendation of the Compensation Committee, the Board of Directors of the Company adopted the Robbins & Myers Compensation Clawback Policy (the “Policy”) and approved the Compensation Clawback Acknowledgement and Agreement in the form attached as Exhibit 10.6 to this Report. The form of Acknowledgement and Agreement provides that all annual incentives and other performance-based compensation granted on or after October 1, 2010 are subject to the Policy. The Policy provides that the employee must repay or forfeit any annual incentive or other performance based compensation as directed by the Board of Directors of the Company if (i) the vesting of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of the Company’s financial statements, (ii) the employee engaged in fraud or misconduct that caused or contributed to the need for the restatement, (iii) the amount of such compensation that would have been received by the employee would have been lower than the amount actually received, and (iv) it is in the best interests of the Company and its shareholders for the employee to repay or forfeit the compensation. The foregoing description is qualified in its entirety by reference to the Compensation Clawback Acknowledgement and Agreement attached as Exhibit 10.6 to this Report.
4. Annual Awards.
On October 5, 2010, the Compensation Committee made the following awards of RSUs, stock options and performance shares on the terms set forth in the new award agreements briefly described above and attached as Exhibits 10.2, 10.3, 10.4, and (in the case of Mr. Wallace), 10.5 hereto.
RSUs.
Peter C. Wallace, President and Chief Executive Officer, 16,161 RSUs; Christopher M. Hix, Vice President, Finance and Chief Financial Officer, 4,497 RSUs; Saeid Rahimian, Vice President and President, Fluid Management Group, 4,918 RSUs; Jeffrey L. Halsey, Vice President - Human Resources, 2,248 RSUs; and Kevin J. Brown, Corporate Controller, 1,194 RSUs.
Stock Options.
Peter C. Wallace, President and Chief Executive Officer, 38,214 stock options; Christopher M. Hix, Vice President, Finance and Chief Financial Officer, 10,634 stock options; Saeid Rahimian, Vice President and President, Fluid Management Group, 11,630 stock options; Jeffrey L. Halsey, Vice President - Human Resources, 5,317 stock options; and Kevin J. Brown, Corporate Controller, 2,825 stock options.
Performance Shares.
Peter C. Wallace, President and Chief Executive Officer, 16,161 Performance Shares; Christopher M. Hix, Vice President, Finance and Chief Financial Officer, 4,497 Performance Shares; Saeid Rahimian, Vice President and President, Fluid Management Group, 4,918 Performance Shares; Jeffrey L. Halsey, Vice President - Human Resources, 2,248 Performance Shares; and Kevin J. Brown, Corporate Controller, 1,194 Performance Shares.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits. See Index to Exhibits.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date: October 11, 2010	By:	/s/ Peter C. Wallace
Peter C. Wallace
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Robbins & Myers, Inc. 2004 Stock Incentive Plan As Amended, as amended through October 5, 2010

10.2	Form of Restricted Share Unit Award Agreement under Robbins & Myers, Inc. 2004 Stock Incentive Plan As Amended, approved by the Compensation Committee of the Board of Directors on October 5, 2010

10.3	Form of Option Award Agreement under the Robbins & Myers, Inc. 2004 Stock Incentive Plan As Amended, approved by the Compensation Committee of the Board of Directors on October 5, 2010

10.4	Form of Performance Share Unit Award Agreement for Peter C. Wallace under the Robbins & Myers, Inc. 2004 Stock Incentive Plan As Amended, approved by the Compensation Committee of the Board of Directors on October 5, 2010

10.5	Form of Performance Share Award Agreement under the Robbins & Myers, Inc. 2004 Stock Incentive Plan As Amended, approved by the Compensation Committee of the Board of Directors on October 5, 2010

10.6	Form of Compensation Clawback Policy Acknowledgement and Agreement, approved by the Board of Directors on October 5, 2010

5